Exhibit 99.2

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech to Acquire Gray Hawk Systems, Inc.

Will purchase outstanding shares of Gray Hawk Systems, Inc. for $100M in cash

•	Expands ManTech’s reach in the Homeland Security and Intelligence Community markets

•	Positions ManTech to reach the $1 billion platform level

•	Immediately accretive to EPS

FAIRFAX, Virginia, May 04, 2005 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other federal government customers, today announced that it has signed a definitive agreement to acquire Gray Hawk Systems, Inc., a profitable, fast-growing, diversified, high technology company providing a broad range of intelligence related services to the homeland security, law enforcement, Intelligence Community and the Department of Defense markets.

In a separate press release, ManTech also announced today its first quarter, 2005 financial results.

Under the terms of the acquisition agreement, ManTech will acquire all of the outstanding shares of Gray Hawk Systems for $100 million in cash. Financing for the acquisition, which is expected to be immediately accretive to ManTech’s EPS, will consist of available cash and borrowings under ManTech’s senior credit facility. ManTech will also make a 338 (h) 10 election (essentially taking a tax deduction), and it expects a greater than $25 million benefit as a result of the deduction.

Headquartered in Alexandria, VA and founded in 1995, Gray Hawk Systems is a privately held company that had 2004 revenues of approximately $70 million and estimates 2005 revenues of approximately $90 million. More than 90 percent of the company’s 500 employees are cleared, with 70 percent at higher level clearances.

The company’s core competencies are in critical infrastructure protection, counter-intelligence/counter-terrorism mission support, information processing and warfare systems engineering. About 75 percent of their customers are in homeland security related businesses and the remaining quarter in the Department of Defense and Intelligence Community.

“This acquisition is consistent with ManTech’s growth strategy to broaden our footprint in the high-end intelligence, homeland security and defense markets,” said George J. Pedersen, Chairman and CEO, ManTech International Corporation. “Gray Hawk Systems is an outstanding company with a proven track record of strong growth, profitability, and excellence in customer service. The acquisition also positions us to reach the $1 billion revenue mark in the near future.”

Harry M. Howton, CEO, Gray Hawk Systems, Inc. said, “Our unique capabilities in systems engineering, intelligence processing, critical infrastructure protection, data mining solutions, software development and various other IT and engineering services are a great fit with ManTech’s expertise. Joining with ManTech will allow us to provide our customers with more robust and comprehensive solutions and offer expanded professional development opportunities for Gray Hawk Systems employees. Additionally, we are delighted to join ManTech because they share our devotion to delivering quality systems, solutions and services and our focus on building customer relations through responsive, thorough, complete, value-added performance.”

Gray Hawk Systems has been widely recognized for its growth and IT capabilities. In March of this year, the company received the 2005 City of Alexandria, VA, Technology Award for its application of technology in providing systems engineering, risk assessment and data visualization technical support services to the federal government. In October 2004, the Washington Business Journal ranked Gray Hawk Systems number 10 in its list of the top 50 Fastest Growing Companies in the Greater Washington area. Inc. Magazine has named Gray Hawk Systems one of America’s 500 leading entrepreneurs in 2001 (#227), 2002 (#428), 2003 (#191) and 2004 (#184). Washington Technology named Gray Hawk Systems one of its 50 most outstanding small companies in federal IT contracting in 2001 (#43), 2002 (#20) and 2003 (#30). And the Virginia Chamber of Commerce rated Gray Hawk Systems one of Virginia’s 50 fastest growing companies in 2002 (#10) and 2003 (#9).

Robert A. Coleman, President and COO, ManTech International Corporation said, “The Gray Hawk Systems acquisition solidifies our position as a leading player in the high-end Intelligence market. It greatly expands our presence in homeland security related missions and meshes very well with our high-end offerings in the Intelligence Community and Department of Defense. Gray Hawk Systems capabilities round-out ManTech’s skills in the end-to-end, Intelligence information processing cycle, and gives ManTech access to new markets in national defense agencies, which we believe will become increasingly important as the Intelligence Reform Act of 2004 continues to unfold.”

The acquisition is subject to various closing conditions and approvals, including approval under the Hart-Scott-Rodino Act, and is expected to be completed within a month.

Financial Outlook and Conference Call

ManTech will discuss the financial implication of the acquisition and the effects on estimates during its first quarter 2005 conference call scheduled for today at 5 p.m. EST. Interested parties may access the call by dialing (800) 819-9193 (domestic) or (913) 981-4911 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, May 4. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 9359641. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community and the Departments of Defense, State, Homeland Security, Justice and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshals Service deploy a common, office automation system. With 2004 annual revenues of $842 million and approximately 5,500 highly qualified employees, the company operates in the United States and 40 countries worldwide. In 2004, ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies and ranked by VARBusiness magazine as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the expectation that the transaction will close in May, the impact of the transaction on 2005 revenues and EPS, and the opportunity for substantial future tax benefits. Such statements are subject to numerous assumptions and uncertainties, many of which are outside ManTech’s control. These include, but are not limited to, consummation of the transaction by May 31, 2005, governmental approval, and ManTech’s ability to successfully integrate the operations of Gray Hawk Systems, Inc.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; uncertainties specifically related to discontinued operations; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; failure to experience favorable results from acquisition synergies; risks of contract termination, either for default or for the convenience of the U.S. government; and material changes in laws or regulations applicable to the company’s businesses. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s

Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.